UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2017
Carey Watermark Investors Incorporated
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 13, 2017, Carey Watermark Investors Incorporated (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results from the Annual Meeting.
Proposal One
To elect six Directors to serve until the 2018 annual meeting and until their respective successors are duly elected and qualify:

Name of Director	For	Withheld	Abstain	Broker Non-Votes
Mark J. DeCesaris	52,157,880	1,260,692	-	23,239,633
Charles S. Henry	52,131,211	1,287,361	-	23,239,633
Michael D. Johnson	52,168,697	1,249,875	-	23,239,633
Michael G. Medzigian	52,126,610	1,291,962	-	23,239,633
Robert E. Parsons, Jr.	52,168,417	1,250,155	-	23,239,633
William H. Reynolds, Jr.	52,157,576	1,260,996	-	23,239,633

For Proposal One, each of the directors received the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting and, as a result, each was elected to serve until the next annual meeting of stockholders.
Proposal Two

	For	Against	Abstain	Broker Non-Votes
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2017	75,697,982	476,774	483,449	-

Proposal Two was approved after receiving more than a majority of the votes cast, in person or by proxy, at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carey Watermark Investors Incorporated

Date:	June 19, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary